As filed with the Securities and Exchange Commission on July 29, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CEPHALON, INC.

(Exact name of issuer as specified in its charter)

Delaware	23-2484489
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

41 Moores Road

Frazer, Pennsylvania 19355

(Address of principal executive offices)

CEPHALON, INC. 2004 EQUITY COMPENSATION PLAN

CEPHALON, INC. 2010 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Gerald J. Pappert, Esq.

Executive Vice President, General Counsel & Secretary

Cephalon, Inc.

41 Moores Road

Frazer, PA 19355

(Name and address of agent for service)

(610) 344-0200

(Telephone number, including area code, of agent for service)

Copy to:

Pran Jha, Esq.

Sidley Austin LLP

One South Dearborn

Chicago, IL 60603

(312) 853-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of class of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, $0.01 par value (3)	1,850,000 shares	(4)	$59.23	$111,648,550	$7,960.54

(1)                                 Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar anti-dilution provisions.

(2)                                 Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for purposes of calculating the registration fee, based upon the average of the high and low sales price for a share of Common Stock on July 28, 2010, as reported on the Nasdaq Global Select Market.

(3)                                 Each share of the registrant’s common stock includes one preferred share purchase right pursuant to the Second Amended and Restated Rights Agreement dated October 27, 2003, as amended to date, between Cephalon, Inc. and American Stock Transfer & Trust Company, as Rights Agent.

(4)                                 The shares of Common Stock being registered hereby include: (a) 1,500,000 shares to be offered under the Cephalon, Inc. 2004 Equity Compensation Plan and (b) 350,000 shares to be offered under the Cephalon, Inc. 2010 Employee Stock Purchase Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This registration statement on Form S-8 relates to the registration of an additional 1,850,000 shares of Common Stock, $.01 par value, of the Registrant, 1,500,000 of which may be offered and sold under the Cephalon, Inc. 2004 Equity Compensation Plan (previously known as the Cephalon, Inc. 1995 Equity Compensation Plan) and 350,000 of which may be offered and sold under the Cephalon, Inc. 2010 Employee Stock Purchase Plan.  The shares are securities of the same class  as those shares registered in the Registrant’s registration statement on Forms S-8, previously filed with the Securities and Exchange Commission on March 28, 1996, December 23, 1998, October 29, 1999, May 28, 2002, June 13, 2003, August 27, 2004, May 25, 2006, November 14, 2007, November 7, 2008 and August 8, 2009.  The shares registered in the earlier registration statements were offered and sold under the Cephalon, Inc. 2004 Equity Compensation Plan.  The earlier registration statements on Form S-8 (Registration Nos. 333-02888, 333-69591, 333-89909, 333-89230, 333-106112, 333-118611, 333-134463, 333-147374, 333-155210 and 333-161039) are hereby incorporated by reference.

Item 8.                    Exhibits.

The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frazer, Commonwealth of Pennsylvania, on this 21st day of July, 2010.

CEPHALON, INC.

By:	/s/ Frank Baldino, Jr.
Frank Baldino, Jr., Ph.D.
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank Baldino, Jr. and Gerald J. Pappert, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any filings under Rule 462 promulgated under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 21st day of July, 2010.

/s/ Frank Baldino, Jr.	Chairman, President and Chief Executive Officer (Principal Executive Officer)	July 21, 2010
Frank Baldino, Jr., Ph.D.

/s/ Wilco Groenhuysen	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 21, 2010
Wilco Groenhuysen

/s/ William P. Egan	Director	July 21, 2010
William P. Egan

/s/ Martyn D. Greenacre	Director	July 21, 2010
Martyn D. Greenacre

/s/ Vaughn M. Kailian	Director	July 21, 2010
Vaughn M. Kailian

/s/ Kevin E. Moley	Director	July 21, 2010
Kevin E. Moley

/s/ Charles A. Sanders	Director	July 21, 2010
Charles A. Sanders, M.D.

/s/ Gail R. Wilensky	Director	July 21, 2010
Gail R. Wilensky, Ph.D.

/s/ Dennis L. Winger	Director	July 21, 2010
Dennis L. Winger

Exhibit Index

Exhibit Number	Exhibit
4.1(a)	Restated Certificate of Incorporation, as amended (filed as Exhibit 3.1 to Cephalon’s Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and incorporated herein by reference).

4.1(b)

Certificate of Amendment to the Restated Certificate of Incorporation as filed with the Secretary of State of Delaware on May 16, 2002 (filed as Exhibit 3.1 to Cephalon’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 and incorporated herein by reference).

4.1(c)

Certificate of Amendment to the Restated Certificate of Incorporation as filed with the Secretary of State of Delaware on May 17, 2007 (filed as Exhibit 3.1 to Cephalon’s Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference).

4.2	Second Amended and Restated Bylaws (filed as Exhibit 3.1 to the Cephalon’s Current Report on Form 8-K filed on December 12, 2008).

4.3

Specimen copy of stock certificate for shares of Common Stock (filed as Exhibit 4.1 to Cephalon’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and incorporated herein by reference).

4.4(a)

Second Amended and Restated Rights Agreement, dated as of October 27, 2003 between Cephalon, Inc. and StockTrans, Inc. as Rights Agent (filed as Exhibit 1 to Cephalon’s Form 8-A12G/A filed on October 27, 2003 and incorporated herein by reference).

4.4(b)

Agreement of Appointment and Joinder and Amendment No. 1 to the Second Amended and Restated Rights Agreement, dated as of February 9, 2007 between Cephalon, Inc. and American Stock Transfer & Trust Company as Rights Agent (filed as Exhibit 10.1 to Cephalon’s Current Report on Form 8-K filed on February 13, 2007 and incorporated herein by reference).

4.5(a)

Cephalon, Inc. 2004 Equity Compensation Plan, as amended and restated, effective as of May 23, 2008 (filed as Exhibit 10.1 to Cephalon’s Current Report on Form 8-K filed on May 23, 2008 and incorporated herein by reference).

4.5(b)

Amendment 2009 — 1 to the Cephalon, Inc. 2004 Equity Compensation Plan, effective as of May 12, 2009 (filed as Exhibit 10.1 to Cephalon’s Current Report on Form 8-K filed on May 15, 2009 and incorporated herein by reference).

4.5(c)

Amendment 2010 — 1 to the Cephalon, Inc. 2004 Equity Compensation Plan, as amended and restated, effective as of May 20, 2010, (filed as Exhibit 10.1 to Cephalon’s Current Report on Form 8-K filed on May 26, 2010 and incorporated herein by reference).

4.6

Cephalon, Inc. 2010 Employee Stock Purchase Plan, effective as of May 20, 2010 (filed as Exhibit 10.2 to Cephalon’s Current Report on Form 8-K filed on May 26, 2010 and incorporated herein by reference).

5.1*	Opinion of Sidley Austin LLP.

23.1*	Consent of Sidley Austin LLP (included in its opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of PricewaterhouseCoopers LLP, Philadelphia, PA.

24.1*	Power of Attorney (included on signature page of this Registration Statement).

* Filed herewith.